SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant X

Filed by a Party other than the Registrant  N/A

Check the appropriate box:

__Preliminary Proxy Statement

X Definitive Proxy Statement

__Definitive Additional Materials

__Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

 Williams Controls, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter

Williams Controls, Inc.
______________________________________________
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

X No fee required.

__Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: N/A

2) Aggregate number of securities to which transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4) Proposed maximum aggregate value of transaction:  N/A

5) Total fee paid:  N/A

__Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: N/A

2) Form, Schedule or Registration Statement No.: N/A

3) Filing Party: N/A

4) Date Filed: N/A

                             Williams Controls, Inc.
                              14100 SW 72nd Avenue
                             Portland, Oregon 97224

                    Notice of Annual Meeting of Stockholders
                          to be held on March 24, 2000


         The Annual Meeting of Stockholders of Williams Controls, Inc. (the "Company") will be held at the offices of one of the Company's subsidiaries, Premier Plastic Technologies, Inc., 42155 Merrill Street, Sterling Heights, Michigan 48314, on Friday, March 24, 2000 at 10:00 a.m. Eastern Standard Time, for the following purposes:


     1. To elect one Class II director for a three year term expiring in 2003. Directors are elected by a plurality vote of the stockholders present in person or by proxy at the Meeting, assuming a quorum is present.

     2. To consider and approve an amendment to the Company's 1995 Stock Option Plan for Non-Employee Directors, to increase the number of shares available for grant thereunder, from 200,000 to 400,000. Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on this proposal.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders holding shares of Common Stock and Series A Preferred Stock of record at the close of business on February 18, 2000 will be entitled to receive notice of and vote at the Meeting.

         Stockholders, whether or not they expect to be present at the Meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

February 25, 2000                            By Order of the Board of Directors,
Portland, Oregon
                                             Gerard A. Herlihy
                                             Secretary

                             WILLIAMS CONTROLS, INC.
                              14100 SW 72nd Avenue
                             Portland, Oregon 97224

                                 Proxy Statement
                   for the 2000 Annual Meeting of Stockholders
                                   to be held
                             Friday, March 24, 2000



                               General Information

         This Proxy Statement is furnished to stockholders of Williams Controls, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, March 24, 2000 at the offices of one of the Company's subsidiaries, Premier Plastic Technologies, Inc., 42155 Merrill Street, Sterling Heights, Michigan 48314, at 10:00 a.m., Eastern Standard Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card (collectively the "Proxy Materials") will be first sent to the Company's stockholders on or about March 2, 2000.

         As of the close of business on February 18, 2000, the record date for entitlement to notice of and vote at the Meeting, the Company had outstanding 19,917,478 shares of common stock, $.01 par value per share (the "Common Stock") and 78,500 shares of Series A 7 1/2% Convertible Redeemable Preferred Stock, $.01 par value per share (the "Preferred Stock"). The presence, in person or by proxy, of holders of one-third of the shares of capital stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

         Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Meeting. Each share of Preferred Stock outstanding on the record date is convertible into 36.364 shares of Common Stock and is entitled to that number of votes on each matter presented at the Meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote in the election of directors. Approval of the amendment to the 1995 Stock Option Plan for Non-Employee Directors requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on this proposal.

         Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the stockholders. As to any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, those shares will not be counted as voting on the particular matter.

         A stockholder who gives his proxy may revoke it at any time before it is voted by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with said Secretary or by attending the Meeting and voting in person. All properly executed and proxies delivered pursuant to this solicitation, if received in time and have not been revoked, will be voted in accordance with the instructions of the beneficial owners contained thereon.

         The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock and Preferred Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

                       Proposal 1 - Election of Directors


         The Company's Certificate of Incorporation provides for three classes of directors with staggered terms of office. Nominees of each class serve for terms of three years and until the election and qualification of their successors or until their resignation, death, disqualification or removal from office.

         At the date of this Proxy Statement, the Board consisted of five members, including two Class I directors whose terms expire in 2001, one Class II director whose term expires in 2000 and two Class III directors whose terms expire in 2002. Timothy S. Itin is the Class II director who has been nominated and has agreed to stand for reelection for an additional three-year term.

         Directors are elected by a plurality of the votes cast.      Unless you
withhold authority to vote for the nominee, your proxy will be voted for the election of Timothy S. Itin.

         If Timothy S. Itin becomes unavailable to serve as a director, the proxy holders named in the accompanying proxy will have discretionary authority to vote for a substitute nominee proposed by the Board. Neither management nor the Board knows of any reason why Mr. Itin would be unavailable to serve on the Board.




                                                                                                       Year First
Name                                           Age          Position/Offices with Company              Elected
---------------------------------------------- ------------ ------------------------------------------ -----------------
Nominee:
Class II - New Term to Expire in 2003
-------------------------------------

Timothy S. Itin                                41           Director                                   1994


Continuing Directors:
Class I - Term Expires 2001
---------------------------

Thomas W. Itin                                 65           President,  Chairman of the Board,  Chief  1988
                                                            Executive Officer and Treasurer

H. Samuel Greenawalt                           71           Director                                   1994


Class III - Term Expires 2002
-----------------------------

Anthony B. Cashen                              64           Director                                   1999

Charles G. McClure                             46           Director                                   1999



         Timothy S. Itin has served as a director of the Company and a member of the Audit and Compensation Committees of the Board since March 1994. Since January 1999, he has been a Partner in the investment banking firm of Thomas Weisel Partners in San Francisco, California. From July 1998 to December 1998, he was a Principal in the investment banking firm NationsBank Montgomery Securities, LLC, located in San Francisco, California. From January 1996 to June 1998, Mr. Itin was a Managing Director of the investment banking firm of Volpe Brown Whelan & Company, LLC, in San Francisco. From 1991 through 1995, Mr. Itin was a Managing Director of Jensen Securities, an institutional brokerage firm located in Portland, Oregon, where he served on Jensen's management committee. From 1983 to 1991, Mr. Itin was a Limited Partner at Montgomery. Mr. Itin has earned the designation of Chartered Financial Analyst (CFA) and received a Bachelor of Arts degree in economics from Dartmouth College.

         Thomas W. Itin has been Chairman of the Board and Chief Executive Officer of the Company since March 1989 and a Director since inception of the Company in November 1988. In addition, Mr. Itin was elected President and Treasurer of the Company in June 1993. Mr. Itin serves on the Cornell University Council and is Chairman of the Technology Transfer Committee of the Council. Mr. Itin has been Chairman, President and owner of TWI International, Inc. ("TWI") since he founded that entity in 1967. TWI acts as consultant for mergers, acquisitions, financial structuring, new ventures and asset management. Mr. Itin also is the owner and principal officer of Acrodyne Corporation. In addition, Mr. Itin is Chairman of the Board and President of LBO Capital Corp. and Ajay Sports, Inc. and its subsidiaries, both of which are publicly-held corporations. Mr. Itin was awarded a Masters of Business Administration degree from New York University and received a Bachelor of Science degree from Cornell University.


         H. Samuel Greenawalt has served as a director of the Company and a member of the Audit Committee of the Board since March 1994. From 1987 until his retirement in June 1994, Mr. Greenawalt served as Senior Vice President, Business Development, for Michigan National Bank in Detroit, Michigan. Mr. Greenawalt continues to provide consulting services to Michigan National Bank. From 1958 to 1987, Mr. Greenawalt served in various commercial lending capacities at Michigan National Corporation. From 1954 to 1958, he was with the investment firm of McNaughton-Greenawalt Company. Since June 1993, Mr.
Greenawalt has served as a director of Enercorp, Inc., a publicly traded business development company that owns approximately ten percent of the Common Stock of the Company. Mr. Greenawalt received a Bachelor of Science degree from the Wharton School of the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School.

         Anthony B. Cashen has served as a director of the Company since February 1999. For the past five years and until his retirement in December 1999, Mr. Cashen served as a Managing Partner, then as a Senior Partner, of LAI Ward Howell, a publicly held management consulting and executive recruiting firm located in New York City. He has served as Secretary, Treasurer and director of LBO Capital Corp., a publicly held corporation, since its inception. He currently serves as a director of Immucell Corp. and Ajay Sports, Inc., both publicly held corporation. See "Certain Relationships and Related Transactions". Previously, Mr. Cashen had been an officer and principal of the investment firms A.G. Becker, Inc. and Donaldson Lufkin and Jenrette, Inc. He received an MBA from the Johnson Graduate School of Management at Cornell University, and a Bachelor of Science degree from Cornell University.

         Charles G. McClure has served as a director of the Company since February 1999. Since August 1997, he has been President of Detroit Diesel Corporation, a publicly held company, and has been a director since November 1997. From 1995 to 1997, he was President, and before that Vice President and General Manager, of the Americas Division of Johnson Controls, Inc., a publicly held company. From 1992 to 1995, he was Vice President and managing director of Johnson Controls' Automotive Systems Group's European Operations. Mr. McClure serves on the Cornell University Council and is a member of the Technology Transfer Committee of the Council. He received an MBA from the University of Michigan and a Bachelor of Science degree from Cornell University.

         During the fiscal year ended September 30, 1999, the Board held a total of eight meetings and acted by unanimous written consent six times. The Board maintains an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Audit Committee are H. Samuel Greenawalt, Timothy
S. Itin, Anthony B. Cashen and Charles G. McClure. The Audit Committee primarily reviews internal accounting procedures and oversees the review and engagement of the Company's independent accountants. The Audit Committee met three times during the 1999 fiscal year. The members of the Compensation Committee are Timothy S. Itin, Anthony B. Cashen and Charles G. McClure. The Compensation Committee primarily reviews and sets compensation paid to the Company's executive officers and directors and makes recommendations to the Board regarding awards under the Company's 1993 Stock Option Plan. The Compensation Committee met three times during the 1999 fiscal year. The members of the Nominating Committee are Timothy S. Itin and H. Samuel Greenawalt. The Nominating Committee primarily recommends persons to serve as directors of the Company. The Nominating Committee does not consider nominees recommended by stockholders. The Nominating Committee met one time during the year. Each director attended more than 75% of the meetings of the Board of Directors, the Audit, Compensation and Nominating Committees during the period in which he served.

         Timothy  S.  Itin  is  the son of Thomas W. Itin.    There are no other
family relationships between any director, executive officer or nominees for director of the Company.

                               Executive Officers

         The following table sets forth, as of January 26, 2000, the names and ages of the Company's executive officers, including all positions and offices held by each such person. These officers serve at the pleasure of the Board.

----------------------------   ------    ---------------------------------------
Name                             Age        Position
----------------------------   ------    ---------------------------------------
Thomas W. Itin                   65         Chairman of the Board,
                                            Chief Executive Officer,
                                            President and Treasurer
Gerard A. Herlihy                47         Chief Administrative and
                                            Chief Financial Officer,
                                            and Secretary
Timothy J. Marker                50         Vice President - Sales and Marketing
Thomas K. Ziegler                54         Vice President and Counsel
Kim L. Childs                    44         Corporate Controller


         For information regarding Mr. Itin, see his biography above.

         Gerard A. Herlihy has been Chief Financial and Administrative Officer since February 1997, and Secretary of the Company since August 1997. Prior to joining the Company, Mr. Herlihy directed turnarounds of financially troubled companies. From 1994 to 1996, he was President and Chief Operating Officer and a member of the Board of Directors of CliniCorp, Inc., a publicly-held healthcare company. CliniCorp filed for Chapter 11 bankruptcy protection during the year following Mr. Herlihy's resignation. Positions held prior to 1994 included turnaround advisory work for privately owned companies, acquisition advisory work for William E. Simon & Sons, Managing Director of Corporate Finance at Thomson McKinnon Securities, and audit supervisor at Peat, Marwick, Mitchell & Co. Mr. Herlihy has an MBA Degree from the Harvard Business School and a Bachelor of Science Degree from the University of Rhode Island. He is also a Certified Public Accountant ("Retired Status").

         Timothy J. Marker has been Vice President, Sales and Marketing of the Company since August 1997. Prior to joining the Company, from 1996 to 1997, he was the President of Electro-Mechanical Products, a $50 million division of Alcoa Fujikura Limited involved in the manufacture and sale of precision switches, sensors and RFI noise suppression devices to the global automotive industry. From 1989 to 1995, Mr. Marker was President of Electro-Mechanical Products, a division of Electro-Wire Products, Inc. From 1982 to 1988, Mr. Marker was Vice President of Sales/Engineering for this same company. From 1972 to 1982, Mr. Marker worked for General Motors' Packard Electric Division, where his last position was Account Manager responsible for Packard's Chevrolet Truck account with annual sales of $310 million. Mr. Marker has a Bachelor of Science degree from Purdue University.

         Thomas K. Ziegler has been Counsel since 1994, and was elected to the position of Vice President in 1998. Since 1994, he has been President of Williams Technologies, Inc., a wholly-owned subsidiary of the Company involved in research and development and technology partnering on behalf of the Company's subsidiaries. From 1989 to 1994, he was an attorney practicing patent law for the firm Dykema Gossett in Bloomfield Hills, Michigan. He received a Juris Doctor degree in Law and a Bachelor of Science degree in Electrical Engineering, both from the University of Missouri.

         Kim L. Childs has been Corporate Controller of the Company since March 1999. Prior to joining the Company, she was the Manager of Accounting Services in 1997 and 1998 for PacifiCorp Group Holdings, Inc., which included accounting for the unregulated activities of this Fortune 500 utility. From 1993 to 1997, Ms. Childs was a senior manager with Talbot, Korvola & Warwick LLP, a public accounting firm. In addition to her experience in the private sector, Ms. Childs was with KPMG Peat Marwick and Deloitte & Touche for a combined total of seven years, and left Peat Marwick as a senior manager. Ms. Childs has a bachelor of science degree from Oregon State University and is a Certified Public Accountant in the states of Oregon and Washington.


             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by the SEC regulation to furnish the Company with copies of Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations of the reporting persons, the Company has determined that all required reports were timely filed during the year except that one executive officer of the Company filed a late report on Form 3.


                             Executive Compensation

         Summary Compensation Table. The table below sets forth the compensation received by the Chief Executive Officer of the Company and other executive officers of the Company, for the past three fiscal years, who received compensation in excess of $100,000 during the fiscal year ended September 30, 1999. The Company has no restricted stock award or long-term incentive plans.



                                                                        Other Annual      Securities
Name and Principal Position   Year     Salary ($)        Bonus ($)      Compensation      Underlying        All Other
                                                          (1)(5)             ($)          Options (#)    Compensation ($)
---------------------------- ------- ---------------- ---------------- ---------------- ---------------- -----------------
Thomas W. Itin                1999       200,000                                            300,000
Chief Executive Officer       1998       150,000          150,000                           300,000
                              1997       150,000          150,000                           300,000
---------------------------- ------- ---------------- ---------------- ---------------- ---------------- -----------------
Gerard A. Herlihy             1999       139,402                                             75,000
Chief Financial Officer       1998       120,000           60,000                            80,000
                              1997        75,000 (2)       50,000         20,000 (4)         70,000
---------------------------- ------- ---------------- ---------------- ---------------- ---------------- -----------------
Timothy J. Marker             1999       133,605                                             50,000
VP - Sales and                1998       120,000 (3)       50,000                            70,000
Marketing                     1997        12,500 (2)        5,000                            30,000
---------------------------- ------- ---------------- ---------------- ---------------- ---------------- -----------------

Thomas K. Ziegler             1999       125,250                                             20,000
VP and Counsel                1998       120,000           35,000                            30,000
                              1997       120,000           30,000                            60,000
---------------------------- ------- ---------------- ---------------- ---------------- ---------------- -----------------

(1) Bonuses for 1997 were not known or calculable at the date that the 1998 proxy was mailed to stockholders. The table above reflects the bonus paid as 1997 compensation.
(2) The compensation reflects the fact that the executives noted, in the years noted, did not work for the entire fiscal year. Mr. Herlihy started in February 1997, and Mr. Marker started in August 1997.
(3) Reflects a performance-related bonus built into regular compensation of $20,000.
(4) Other compensation reflects consulting fees paid prior to Mr.Herlihy's initial date of employment.
(5) Mr. Itin did not receive a bonus for 1999. No 1999 bonuses have been awarded for the remaining executives at the date of this filing.

         Options/SAR Grants Table. The table below summarizes options granted during the fiscal year ended September 30, 1999 to the executive officers in the Summary Compensation Table. The Company has not granted any SARs.



------------------------------ ------------- ------------- ------------ -------------- ---------------------------------

                               # of
                               Securities    % of Total    Exercise                    Potential Realizable Value at
Name                           Underlying    Options       Price        Expiration     Assumed Ann'l Rate of Stk.
                               Options       Granted to    ($/Share)    Date           Price Appreciation for Option
                               Granted       Employees                                 Term
------------------------------ ------------- ------------- ------------ -------------- ---------------------------------
                                                                                       5% ($)         10% ($)
------------------------------ ------------- ------------- ------------ -------------- -------------- ------------------
Thomas W. Itin                 300,000       40            2.20         10/16/04       105,769        306,306
------------------------------ ------------- ------------- ------------ -------------- -------------- ------------------
Gerard A. Herlihy              75,000        10            2.25         10/2/09        106,126        268,944
------------------------------ ------------- ------------- ------------ -------------- -------------- ------------------
Timothy J. Marker              50,000        7             2.25         10/2/09         70,751        179,296
------------------------------ ------------- ------------- ------------ -------------- -------------- ------------------
Thomas K. Ziegler              20,000        3             2.25         10/2/09         28,300         71,718
------------------------------ ------------- ------------- ------------ -------------- -------------- ------------------

         Aggregated Option Exercises and Fiscal Year-End Option Value Table. The table below summarizes fiscal year-end option values of the executive officers named in the Summary Compensation Table.


------------------------- --------------- ---------------- ------------------------------- -------------------------------

                          # Shares                             Securities Underlying
          Name            Acquired on     $ Value              Unexercised Options at      Value of In-the Money Options
                          Exercise        Realized                  Year End (#)           at Year End ($)
------------------------- --------------- ---------------- ------------------------------- -------------------------------
                                                           Exercisable   Unexercisable     Exercisable    Unexercisable
------------------------- --------------- ---------------- ------------- ----------------- -------------- ----------------
Thomas W. Itin            0               0                562,500       637,500           134,513        102,788
------------------------- --------------- ---------------- ------------- ----------------- -------------- ----------------
Gerard A. Herlihy         0               0                111,250       113,750           31,984         21,611
------------------------- --------------- ---------------- ------------- ----------------- -------------- ----------------
Timothy J. Marker         0               0                70,000        80,000            9,780          10,560
------------------------- --------------- ---------------- ------------- ----------------- -------------- ----------------
Thomas K. Ziegler         0               0                65,000        45,000            24,990         11,250
------------------------- --------------- ---------------- ------------- ----------------- -------------- ----------------


         Pension Plan. Under the Company's Pension Plan, the Company is required to contribute amounts sufficient to fund specified retirement benefits for covered employees. Benefits are calculated on the basis of an employee's final average pay and length of service. Final average pay generally means the average of the employee's three highest annual compensation amounts during the last ten calendar years of employment. Compensation means taxable compensation plus any salary deferrals allowable under the Internal Revenue Code Sections 125 or 402. Compensation is limited in accordance with Internal Revenue Code Section 401(a)(17). For the 1999 calendar year, compensation considered under the plan may not exceed $160,000. Benefits are payable under normal (age 65), early (age 55 with 10 years of service) or deferred (over age 65) retirement or death.

         Employees who are officers or directors of the Company participate in the Pension Plan on the same basis as other employees, however, the plan is closed to new entrants. As a result, the only officer of the Company who is eligible for the plan is Thomas Itin. In general, an employee retiring under the plan will receive an annuity payable for life without any offsets.

         The following table sets forth estimated annual benefits as retirement under the Pension Plan for covered employees of the Company at various assumed years of service and levels of final average pay. The calculations are shown for an employee retiring at age 65 in the form of a level single life annuity to the employee. The years of credited service and final average pay for Pension Plan purposes as of September 30, 1999 for Thomas Itin is 6.75 years of service and $156,666 final average pay.

                      Estimated Annual Retirement Benefits

                                 (nearest $100)

--------------------------------------------------------------------------------------------------------------

                 Years of Service
--------------------------------------------------------------------------------------------------------------
Final Average
Salary           5            10            15           20           25           30            35
--------------------------------------------------------------------------------------------------------------
$125,000         9,200        18,500       27,700       37,000       46,200       55,400        64,700

--------------------------------------------------------------------------------------------------------------
$150,000        11,300        22,600       33,900       45,200       56,500       67,800        97,100

--------------------------------------------------------------------------------------------------------------
$175,000        11,900        23,700       35,600       47,400       59,300       71,100        83,000

--------------------------------------------------------------------------------------------------------------
$180,000        11,900        23,700       35,600       47,400       59,300       71,100        83,000

--------------------------------------------------------------------------------------------------------------

         Compensation of Directors. The non-employee directors of the Company are paid an annual retainer of $2,500 and $1,500 for each regular Board meeting attended in person. No fees are paid for telephonic meetings or when action is taken by unanimous written consent. The Company reimburses its directors for reasonable costs incurred to attend Board and committee meetings.

         In February 1999, H. Samuel Greenawalt, Timothy S. Itin, Anthony B. Cashen and Charles G. McClure, the non-employee directors of the Company, each received non-statutory stock options exercisable for ten years to purchase up to 10,000 shares of Common Stock for $2.44 per share. These stock options were automatically granted under the 1995 Stock Option Plan for Non-Employee Directors at 100% of the fair market value of the Common Stock on the date of grant.

         Employment Contracts, Termination of Employment and Change in Control Arrangements. Since 1994, the Company has had an employment arrangement with Mr. Itin under which he serves as Chief Executive Officer. Mr. Itin's salary was $150,000 per year through fiscal 1998 and was increased to $200,000 per year in fiscal 1999. This employment arrangement will continue through fiscal 2002. The terms of this employment arrangement have never been formalized in a written agreement.

         Board Compensation Committee Report on Executive Compensation. The Compensation Committee of the Board is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation philosophy is designed to achieve long-term growth in stockholder value. The Company's compensation policies are intended to attract, retain and motivate highly qualified executives who support a performance-oriented environment that rewards achievement based upon the Company's performance and the individual's contribution and performance. There are three main components in the Company's executive compensation program: base salary, annual bonus incentive and long-term incentive.

         Base Salary. The base salary of each executive officer of the Company is measured against the median base pay level for positions with comparable functional responsibilities at companies with sales that are comparable in size to the Company's sales. Executive salaries are reviewed but not necessarily increased annually. Salary adjustments may be made by the Committee to recognize individual contribution and performance or to reflect an increased scope of responsibilities.

         Annual Incentive. Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

         The Company has implemented an annual incentive bonus, which provides executive officers and other key management employees the opportunity to earn annual incentive bonuses. As a pay-for-performance plan, the annual incentive bonus is intended to motivate and reward executive officers and other key employees by directly linking the amount of any cash bonus to two performance components: (1) corporate and/or operating unit financial performance (specific measurements are defined each year and threshold and payout levels are established to reflect the Company's objectives); (2) management's overall assessment of the executive officer/key employee performance. These criteria are reviewed and approved by the Committee. Under the guidelines adopted by the Committee, executive officers are eligible to receive up to 100% of their salary as an annual bonus, depending on actual earnings performance compared to target earnings goals.

         Long-Term Incentive. The Company utilizes stock options as a long-term incentive to reward and retain employees. The Committee believes that these programs serve to link management and stockholder interest and to motivate executive officers to make long-term decisions that are in the best interest of the Company and the stockholders. The Committee also believes that executive officers and other key employees should have significant ownership of the Company stock. As a group, executive officers and directors beneficially own approximately 41.1% of the outstanding common stock. In particular, Mr. Itin, the Company's Chairman and Chief Executive Officer beneficially owns approximately 29.4% of the outstanding shares.

         The Committee believes that stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an equity owner in the business. Stock options are granted from time-to-time, generally on an annual basis, based upon recommendations from management and the Committee. In general, stock options vest over ten years and employees must be employed by the Company in order to continue to accrue time towards the Plan's three year vesting schedule. As the stock options are granted at the fair market value on the date of grant, the Company's stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

         It is the opinion of the Committee that the aforementioned compensation program provides features, which appropriately align the Company's executive compensation with corporate performance and the interest of its stockholders.

         For the fiscal year ended September 30, 1999, the Company's Chief Executive Officer was paid a base annual salary of $200,000. No bonus was paid to Mr. Itin based on the financial performance of the Company for the 1999 fiscal year. In October 1999, Mr. Itin was granted stock options to purchase up to 300,000 shares of Common Stock at an exercise price of $2.20 per share, exercisable through October 16, 2004. While granted during fiscal 2000, these options were granted based on Mr. Itin's performance during fiscal 1999.

Timothy S. Itin, Chairman
Anthony B. Cashen
Charles G. McClure



         Performance Graph. The graph below compares the percentage changes in the Company's cumulative stockholder return on its Common Stock for the five-year period ended September 30, 1999, with the cumulative total return of the Nasdaq Stock Market (US Companies) and a peer index of the Nasdaq Stocks - Motor Vehicles and Motor Vehicle Equipment companies.

[GRAPHIC OMITTED]


--------------- ------------------------------------ ---------- ---------- ---------- ---------- ---------- ----------

Legend          Indices                              9/30/94    9/30/95    9/30/96    9/30/97    9/30/98    9/30/99
--------------- ------------------------------------ ---------- ---------- ---------- ---------- ---------- ----------
Company         Williams Controls                    100        107        88         76         76         79
--------------- ------------------------------------ ---------- ---------- ---------- ---------- ---------- ----------
                Nasdaq Stocks (SIC 3710-3719 US
                Companies) Motor Vehicles and
Peer Index      Motor Vehicle Equipment              100        111        126        180        159        203
--------------- ------------------------------------ ---------- ---------- ---------- ---------- ---------- ----------
Market          Nasdaq Stock Market (US Companies)   100        138        164        225        229        372
--------------- ------------------------------------ ---------- ---------- ---------- ---------- ---------- ----------

NOTES: The indices are reweighted daily, using market capitalization on the previous trading day. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index level for all series was set at 100 on 9/30/94.

         Security Ownership of Certain Beneficial Owners and Management

         The table below sets forth, as of December 31, 1999, the number of shares of Common and Preferred Stock beneficially owned by each director and executive officer of the Company listed in the Summary Compensation Table individually, all executive officers and directors as a group and all beneficial owners of more than five percent of the Common and/or Preferred Stock. The following stockholders have sole voting and investment power with respect to their holdings unless otherwise noted.



                                          Amount of        Percentage of       Preferred Stock      Percentage of
Name and Address                         Common Stock       Common Stock        Beneficially       Preferred Stock
Of Beneficial Owner                   Beneficially Owned       Owned*               Owned              Owned**
------------------------------------- ------------------- ----------------- ---------------------- -----------------

Thomas W. Itin (1)(2)(4)                     6,031,784          29.4                 -0-                -0-
7001 Orchard Lake Rd., Suite 424
West Bloomfield, MI  48322-3608

Enercorp, Inc. (5)                           2,002,329          10.0                 -0-                -0-
7001 Orchard Lake Rd., Suite 424
West Bloomfield, MI  48322-3608

Acrodyne Corporation (6)                     1,200,000           6.0                 -0-                -0-
7001 Orchard Lake Rd., Suite 424
West Bloomfield, MI  48322-3608

H. Samuel Greenawalt (7)(12)                 2,195,329          11.0                 -0-                -0-
7001 Orchard Lake Rd., Suite 424
West Bloomfield, MI  48322-3608

Timothy S. Itin (7)                             67,500         ***                   -0-                -0-
1 Montgomery Street, Suite 3700
San Francisco, CA  94104

Anthony B. Cashen (11)(16)                     161,719         ***                   -0-                -0-
99 Park Avenue, 20th Floor
New York, NY   10016

Charles G. McClure (16)                          5,000         ***                   -0-                -0-
13400 Outer Drive, W.
Detroit, MI   48239

Gerard A. Herlihy (3)(8)                       570,466           2.9                 -0-                -0-
700 NW 12th Avenue
Deerfield Beach, FL 33442

Thomas K. Ziegler (9)                          126,000         ***                   -0-                -0-
7001 Orchard Lake Road, Suite 422
West Bloomfield, MI 48322


                                          Amount of        Percentage of       Preferred Stock      Percentage of
Name and Address                         Common Stock       Common Stock        Beneficially       Preferred Stock
Of Beneficial Owner                   Beneficially Owned       Owned*               Owned              Owned**
------------------------------------- ------------------- ----------------- ---------------------- -----------------

Timothy J. Marker (10)                          98,281         ***                   -0-                -0-
42155 Merrill Street
Sterling Heights, MI 48314


Mark E. Brady (13)                           1,011,994           4.93              17,500               22.3
Robert J. Suttman, II
Ronald L. Eubel
7777 Washington Village Drive
Suite 210
Dayton, OH   45459

E. H. Arnold (14)                              181,818         ***                  5,000                6.4
625 South Fifth Avenue
Lebanon, PA   17042

Dolphin Offshore Partners, L.P. (15)         1,445,456           7.0               12,750               16.2
c/o Dolphin Management Inc.
129 East 17th Street
New York, NY   10007

All executive officers and                   8,663,463          41.1                 -0-                -0-
directors as a group  (17) (9 persons)

       * Based upon 19,878,728 shares outstanding at December 31, 1999.
      ** Based upon 78,500 shares outstanding at December 31, 1999.
     *** Less than one percent.


1) Includes 637,500 shares of Common Stock issuable upon exercise of presently exercisable stock options held by Mr. Itin. Also includes 4,144,600 shares of Common Stock owned by family members and affiliates of Mr. Itin, including ownership of Acrodyne Corporation and/or its affiliates which also is reported separately in this table. Acrodyne Corporation is owned by TWI and TWI is owned by a Michigan co-partnership of which Mr. Itin is the sole equity owner. Also includes 58,200 shares of Common Stock held in the name of Dearborn Wheels, Inc. Mr. Itin disclaims beneficial ownership of the 58,200 shares. Also includes 402,600 shares of Common Stock owned by certain trusts for which Mr. Itin's spouse serves as trustee. Neither Mr. or Mrs. Itin is a beneficiary of these trusts, and they disclaim beneficial ownership of the 402,600 shares owned by the trusts. Also includes 156,719 shares of Common Stock owned by Ajay Sports, Inc. Mr. Itin is President, CEO and a director of Ajay Sports, Inc., and disclaims beneficial ownership of the 156,719 shares of Common Stock.

2) Includes 413,899 shares of Common Stock owned by the Company's Employee Stock Ownership Plan Trust (the "ESOP"), of which Mr. Itin is the trustee. Mr. Itin disclaims beneficial ownership of these shares, other than the 11,269 shares allocated for his benefit. Also includes 187,000 shares of Common Stock owned by the Company's Union Employees Pension Plan, of which Mr. Itin is a trustee. Mr. Itin disclaims beneficial ownership of these shares. Also includes 115,000 shares of Common Stock owned by the Company's Non-Union Employees Retirement Income Pension Plan, of which Mr. Itin is the trustee. Mr. Itin disclaims beneficial ownership of these shares. Also includes 221,499 shares of Common Stock owned by the Company's 401(k) Plan for Non-Union Employees, of which Mr. Itin is a trustee. Mr. Itin disclaims beneficial ownership of these shares except for 25,800 shares allocated for his benefit. Also includes 97,367 shares of Common Stock owned by the Company's 401(k) Plan for Union Employees, of which Mr. Itin is a trustee. Mr. Itin disclaims beneficial ownership of these shares. As a trustee, Mr. Itin shares voting and dispositive power over the securities owned by these plans.

3) Includes 221,499 shares of Common Stock owned by the Company's 401(k) Plan for Non-Union Employees, of which Mr. Herlihy is trustee. Mr. Herlihy disclaims beneficial ownership of these shares, other than 6,579 shares allocated for his benefit. Also includes 97,367 shares of Common Stock owned by the Company's 401(k) Plan for Union Employees, of which Mr. Herlihy is trustee. Mr. Herlihy disclaims beneficial ownership of these shares. Also includes 115,000 shares of Common Stock owned by the Company's Non-Union Employees Retirement Income Pension Plan, of which Mr. Herlihy is the trustee. Mr. Herlihy disclaims beneficial ownership of these shares. As a trustee, Mr. Herlihy shares voting and dispositive power over the securities owned by these plans.

4) Does not include the ownership by Enercorp, Inc. as reported separately in this table. Mr. Itin owns approximately 7.1% of the outstanding voting securities of Enercorp, Inc.

5) Includes 150,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days.

6) See Note (1) above regarding the ownership of Acrodyne Corporation. Mr. Itin may be deemed to be a beneficial owner of the shares of Common Stock owned by Acrodyne Corporation and its affiliates, and, therefore, these shares are included in the ownership reported for Mr. Itin in this table.

7) Includes 52,500 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of the date of this table.

8) Includes 130,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days.

9) Includes 70,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days.

10) Includes 82,500 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days.

11) Includes 156,719 shares of Common Stock held in the name of Ajay Sports, Inc. Mr. Cashen is a director of Ajay Sports, Inc. and disclaims beneficial ownership of the 156,719 shares of Common Stock.

12) Includes 1,852,329 shares of Common Stock and 150,000 options that are exercisable within 60 days of the date of this table held in the name of Enercorp, Inc. Mr. Greenawalt is a director of Enercorp, Inc. owns approximately 2.1% of the outstanding voting shares of Enercorp, Inc. Mr. Greenawalt disclaims beneficial ownership of the 1,852,329 shares of Common Stock and 150,000 options.

13) Information is based on the Schedule 13G dated February 17, 1999 filed with the SEC by these individuals. The Common Stock ownership includes 636,364 shares issuable upon conversion of the 17,500 shares of preferred stock listed under preferred stock.

14) Information is based on the Company's records related to its sale of the preferred stock to this individual. The Common Stock ownership includes 181,818 shares issuable upon conversion of the 5,000 shares of preferred stock listed under preferred stock.

15) Information is based on the Schedule 13G dated August 3, 1999 filed with the SEC by this entity. The Common Stock ownership includes 254,546 shares issuable upon exercise of warrants currently exercisable within 60 days and 463,637 shares issuable upon conversion of the 12,750 shares of preferred stock listed under preferred stock.

16) Includes 5,000 shares of Common stock issuable upon exercise of stock options that are exercisable within 60 days of the date of this table.

17) Includes 4,633 shares attributed to one executive officer not named in the Summary Compensation Table. This amount includes 3,750 shares of Common stock issuable upon exercise of stock options that are exercisable within 60 days of this table.


                 Certain Relationships and Related Transactions

         At September 30, 1999 the Company had an investment in and notes receivable from Ajay Sports, Inc. ("Ajay") in the amount of $6,152,000 including a $500,000 note receivable reflected as a reduction in the Company's shareholders' equity relating to the issuance of 206,719 shares of the Company's common stock to Ajay. Ajay manufactures and distributes golf accessories and outdoor leisure furniture primarily to retailers in the United States and during 1999, purchased Pro Golf of America, Inc., franchisor Pro Golf Discount(R) retail stores that sell golf equipment and accessories. The Company has manufacturing rights in certain Ajay facilities through 2002, under a joint venture agreement.

         The Company's investment in and note receivable from affiliate at September 30, 1999 is comprised of an investment in preferred stock of Ajay in the amount of $4,565,000 and a secured note receivable in the amount of $1,587,000. In August 1999, $500,000 was paid to a previous lender, on behalf of Ajay, under the terms of an intercreditor agreement. In addition, the Company could be obligated to advance to Ajay up to an additional $1,515,000 under the terms of the intercreditor agreement. At September 30, 1999 the Company had receivables of $245,000 from Ajay for unpaid interest and fees incurred from May to September 1, 1999, which is included in trade and other accounts receivable at September 30, 1999. At January 31, 2000, the Company had receivables of $345,060 from Ajay for unpaid interest and fees incurred. The chairman of the Company has provided a guarantee of the Company's investments in and loans to Ajay.

         From July 1997 through June 1998, the Company and Ajay had a joint and several loan obligation to a bank. On June 30, 1998, the Company restructured its investment in Ajay (the "Ajay Restructuring".) The objective of the Ajay Restructuring is to separate the Company's and Ajay's financing, eliminate Ajay's dependency on the Company for capital and provide Ajay with adequate working capital to grow its operations and improve shareholder value that would benefit the Company. The restructuring provides Ajay three years to improve shareholder value at which time the notes receivable become due and payable.

         As a result of the Ajay Restructuring, the bank provided separate loan facilities to the Company and Ajay. As consideration to the bank for the separate loan facilities, the Company provided Ajay $2,000,000 in additional capital during 1998 which included the purchase of Ajay notes payable of $948,000 previously provided by affiliated parties of the Company, and agreed to convert $5,000,000 of advances to Ajay into a new cumulative convertible preferred stock. The preferred stock is convertible into 3,333,333 shares of Ajay common stock. . No dividends are accrued or payable on the preferred stock through July 31, 2001. The preferred stock dividend rate will be 17% in 2001 and 24% in 2002, rates which the Company believes would require Ajay to raise capital from new sources to redeem the preferred stock.

         Interest accrues on the Company's loan to Ajay at the rate of 16% per annum. The terms of the promissory note have been amended to provide that interest will be payable annually instead of monthly, and will first become due on December 31, 2000, with all remaining principal and interest due at maturity on August 1, 2001. In addition, Ajay has agreed to pay the Company annual administrative fees of $90,000 and annual management fees of $80,000 for sourcing products overseas.

         The Company owns 686,274 shares of common stock in Ajay that represent approximately 16% of Ajay's outstanding common stock. The investment is recorded using the equity method of accounting based on the common ownership of Ajay and the Company by the chairman of the Company who is also the chairman of Ajay. For the three years ended September 30, 1999, 1998 and 1997, the Company reported losses on its investment in Ajay in the amount of $488,000, $506,000 and $384,000 respectively. In addition, the Company has options to purchase 1,851,813 shares of common stock at an exercise price of $1.08 per share. The Company has reduced the value of its investment in Ajay common stock to zero on its consolidated balance sheet based on the Company's equity interest in Ajay's losses since the date the common stock was acquired. During the year ended September 30, 1999, the Company reduced its investment in Ajay's preferred stock by $435,000 as a result of continuing recognition of the Company's equity interest in Ajay's losses.

         At September 30, 1999, based upon the closing bid price, the market value of the Company's investment in Ajay common stock was approximately $558,000. At this date, Ajay had approximately 4,205,000 shares of common stock outstanding. In addition to the Company's options and convertible preferred stock at September 30, 1999, Ajay had approximately 230,000 of outstanding preferred stock that is convertible to approximately 64,000 shares of Ajay common stock and outstanding options and warrants to purchase approximately 756,000 shares of Ajay common stock at prices ranging from $1.08 to $4.13 per share.

         During the year ended September 30, 1999, the Company engaged Compusonics Video Corp. for website development and e-commerce designs and paid an aggregate of $157,000 to that company for services rendered. The Company's Chief Executive Officer is a controlling shareholder of Compusonics Video Corp.



                                   Proposal 2
                         Approval of an Amendment to the
           Company's 1995 Stock Option Plan For Non-Employee Directors

         The Board has approved, and is requesting that the stockholders of the Company approve, an amendment (the "Amendment") to the Company's 1995 Stock Option Plan for Non-Employee Directors, as amended (the "Directors' Plan"), to increase the number of shares reserved for issuance upon exercise of stock options granted thereunder from an aggregate of 200,000 shares of Common Stock to 400,000 shares of Common Stock (the "Available Shares").

         The Directors? Plan is designed to provide additional incentive for persons to become directors of the Company, to reward non-employee directors for services to the Company, to encourage stock ownership by directors and to encourage such persons to remain associated with the Company. The Directors' Plan was adopted by the Company's Board of Directors in January 1995 for a ten-year term, and was approved by the Company's stockholders at the annual meeting of stockholders held in February 1995. The only persons eligible to participate in the Directors' Plan are the non-employee directors of the Company. At the date of this proxy statement, the directors eligible for participation in the Directors' Plan include Timothy S. Itin, H. Samuel Greenawalt, Anthony B. Cashen and Charles G. McClure.

         The Directors' Plan is a formula plan that provides each non-employee director who is serving as a director of the Company immediately following the annual meeting of stockholders shall be granted a ten-year option to purchase 10,000 shares of common stock at the fair market value of the common stock on the date of grant. Grants under the Directors' Plan are automatic and the options become exercisable as to 25% of the shares six months after the date of grant and, cumulatively, as to an additional 25% of the shares covered thereby on the first, second and third anniversaries of the date of grant and remain exercisable until ten years after the date of grant.

         The Directors' Plan is administered by the Board of Directors. The Board may adopt, amend and rescind any rules and regulations relating to the Directors' Plan as in its opinion may be advisable for the administration of the Directors?' Plan without amending the Directors' Plan.

         The Board may terminate, modify or amend the Directors' Plan in its discretion, except that it may not increase the number of shares of common stock as to which options may be granted to eligible directors of the Company, grant eligibility to directors not included within the terms of the Directors' Plan prior to the amendment, or increase the benefits to be received by directors of the Company who are participants in the Directors' Plan unless approved by the stockholders. The Board may not adversely affect the rights of any participant under any unexercised option or any portion thereof without the consent of such participant.

         Options granted under the Directors' Plan contain provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of a stock dividend or recapitalization resulting in a stock split or combination or exchange of shares.

         Upon dissolution, liquidation, corporate separation or division, including but not limited to, a split-up or spin-off, or the merger or consolidation of the Company (a "Corporate Change"), the Board may provide that either (i) each option holder shall have the right to exercise his option, to the extent then exercisable at the option price, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such Corporate Change by a holder of the number of shares of Common Stock for which such option might have been exercised immediately prior to the Corporate Change; or (ii) each option granted under the Directors'? Plan shall terminate as of a date fixed by the Board and that, prior to the termination date, the option holders may exercise their options as to all or any part of the shares covered, whether or not then vested.

         The Directors' Plan also provides that all outstanding options thereunder automatically shall become fully vested after a specified period of time (as specified in the Directors' Plan, depending on the event) if there is a tender offer or exchange offer for the Company, certain mergers or consolidations of the Company or certain changes in control of the Company, including the acquisition by any person or group of a majority of the outstanding voting securities of the Company.

         To exercise an option, the optionee must pay the full option price either in cash or securities, which may include shares of the Company'?s Common Stock having a fair market value equal to the option price, or a combination of cash and securities. The optionee may use cash received from the Company at the time of exercise as a compensatory payment or borrowed from the Company on terms and conditions ii~ compliance with applicable law and determined by the Board in its discretion separately with respect to each option exercise and each optionee. The Board shall determine the value of any securities tendered in payment of an option exercise price.

         The term of each option shall be ten years. If an optionee ceases to be a director of the Company for any reason other than death, disability, retirement or termination for cause, the optionee may exercise all vested options within three months following such cessation. If an optionee is removed for cause, all options (whether or not vested) held by him will terminate immediately.

         If an optionee dies while a director of the Company, or during the three-month period following termination as a director (other than for cause), or if the optionee retires or becomes disabled, the optionee?s options, whether or not otherwise exercisable, unless previously terminated, may be exercised by the optionee or his legal representative or the person who acquires the options by bequest or inheritance at any time within one year following the date of death, disability or retirement of the optionee.

         The Directors' Plan provides that options granted thereunder confer no right upon any participant with respect to continuation as a director and do not interfere with the stockholders? right to remove him as a director as provided by applicable law.

         An option granted under the Directors' Plan is not transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the lifetime of the optionee, options may be exercised only by the optionee and, thereafter, only by his legal representative.

         An optionee has no rights as a stockholder with respect to any shares covered by an option granted under the Directors' Plan until the option has been exercised.

         If a registration statement and a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act relating to the shares issuable upon the exercise of options granted pursuant to the Directors' Plan are not in effect at the time of the exercise of such options, the optionee must represent and warrant, in writing to the Company, that the shares to be issued are not being acquired with a view toward distribution thereof. No shares will be issued upon the exercise of any option unless and until there has been full compliance with any then applicable requirements of the SEC, state securities commissions or other regulatory agencies having jurisdiction, and of any securities exchange upon which the shares may be listed.

         In addition, unless a current registration statement under the Securities Act is in effect, an optionee who exercises options to purchase shares will acquire "restricted securities" as that term is used in Rule 144 adopted under the Securities Act and will be able to sell such shares only in compliance with such rule (or another applicable exemption from registration).

         The following table shows, as of September 30, 1999, the status of Available Shares:

                                                                                                Shares Avail. For
Shares Reserved           # of Options Granted   # of Options Exercised  Shares Subject to      Grant of Future
                          (Net of Forfeitures)                           Outstanding Options    Options
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 200,000                   170,000                      -0-                     170,000                30,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

         If the Amendment is approved, 200,000 additional shares of Common Stock will be added to the total number of shares reserved under the Directors' Plan, making an aggregate of 230,000 shares available for the grant of future options under the Directors' Plan.

         Federal Income Tax Consequences. The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws. All grants of options under the Directors' Plan are non-statutory options.

         No compensation will be realized by the optionee of a non-statutory option at the time it is granted, provided the exercise price is at least equal to the value of the underlying shares at the time of the grant. Upon the exercise of a non-statutory option, an optionee will realize compensation for federal income tax purposes on the difference between the exercise price and the fair market value of the shares acquired at the time of exercise. If the optionee exercises a non-statutory option by surrendering shares of the Company's Common Stock, the optionee will not recognize income or gain at the time of exercise.

         The Company recognizes no deduction at the time of grant of a non-statutory option provided the exercise price of the option is at least equal to the value of the underlying shares. The Company will recognize a deduction at the time of exercise of a non-statutory option to the extent the exercise price is less than the value of the shares acquired upon exercise.

Recommendation and Vote Required
--------------------------------

         Management and the Board of Directors recommend that the stockholders vote "FOR" approval of the Amendment. Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on this proposal.

         Timothy J. Itin, H. Samuel Greenawalt, Anthony B. Cashen and Charles G. McClure, the non-employee directors of the Company, have an interest in this proposal in that if this proposed amendment to the Directors' Plan is approved by the Company's stockholders, they will be eligible to receive additional grants of options under the Directors' Plan.


                         Independent Public Accountants

         The Company's financial statements for the fiscal year ended September 30, 1999 were audited by Arthur Andersen & Company, LLC ("Andersen"). Andersen has been reappointed to audit the Company's financial statements for the fiscal year ending September 30, 2000. Representatives of Andersen are not expected to be present at the Meeting.

         In July 1998, the Company's Board of Directors elected to change independent accounting firms and engaged Andersen to audit the Company's financial statements for the fiscal year ending September 30, 1998. This decision was not based on any disagreement with the Company's former independent accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The reports issued by the Company's former independent accountants for the two years preceding the change did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting procedures.


                              Stockholder Proposals

         All proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received at the Company's corporate offices at 14100 SW 72nd Avenue, Portland, Oregon 97224, Attention: Corporate Secretary, on or before October 1, 2000, in order to be considered for inclusion in the proxy statement for the year 2001 meeting. The Company did not receive any stockholder proposals for inclusion in this Proxy Statement.


                                 Other Business

         Management does not know of any other business to be brought before the Meeting. If any such matters are brought before the Meeting, the proxies named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.


                                  Annual Report

         The Company's 1999 Annual Report to Stockholders is being sent to all stockholders with this Proxy Statement but is not incorporated herein by reference and is not to be considered a part of the Proxy Materials.

                                             By Order of the Board of Directors,

                                             Gerard A. Herlihy
                                             Secretary

                                      PROXY
--------------------------------------------------------------------------------


                             WILLIAMS CONTROLS, INC.
                              14100 SW 72nd Avenue
                               Portland, OR 97224

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 24, 2000


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Williams Controls, Inc. (the "Company") hereby constitutes and appoints Thomas W. Itin or Gerard A. Herlihy as attorneys and proxies, to appear, attend and vote all of the shares of the Common Stock and/or the Series A Preferred Stock of Williams Controls, Inc. standing in the name of the undersigned at the Annual Meeting of Stockholders of Williams Controls, Inc. to be held at the offices of Premier Plastic Technologies, Inc., 42155 Merrill Street, Sterling Heights, Michigan 48314, on Friday, March 24, 2000 at 10:00 a.m. Eastern Standard Time, and at any postponements or adjournments thereof:

         1. To elect the following one Class II director to serve for a three year term expiring in 2003:

            For nominee Timothy S. Itin ____________.

            Withhold authority to vote for nominee Timothy S. Itin ____________.


         2. To consider and vote upon an amendment to the Company's 1995 Stock Option Plan for Non-Employee Directors, to increase the number of shares available for grant thereunder from 200,000 to 400,000.

                  FOR  ______       AGAINST  ______       ABSTAIN  ______


         3. To transact such other business as may properly come before the meeting.


         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSAL TWO AND FOR THE NOMINEE LISTED IN PROPOSAL ONE, BUT THEY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL ONE AND FOR PROPOSAL TWO IF NO SPECIFICATION IS MADE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

         Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 2000
                                       _________________________________________
                                       Signature(s)

                                       Address  if  differentfrom that on label:


                                       _________________________________________
                                       Street Address

                                       _________________________________________
                                       City, State and Zip Code

                                       _________________________________________
                                       Number of shares of Common Stock

                                       _________________________________________
                                       Number of shares of Series A Preferred
                                       Stock


Please check if you intend to be present at the meeting:  ___________

                             WILLIAMS CONTROLS. INC.
                           1995 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS


          1. Purpose: Restrictions on Amount Available Under the Plan. This 1995 Formula Stock Option Plan (the "Plan") is intended to encourage stock ownership by directors of WILLIAMS CONTROLS, INC. (the "Corporation") who are not employees of the Corporation and thereby to induce qualified persons to be willing to serve in such capacity. It is intended that options granted under this Plan shall constitute "non-statutory stock options" ("Options")

          2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

                   (a) "Disability" shall mean a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

                   (b) "Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or, if a last sale reporting quotation is not available for the Corporation's Common Stock, the average of the bid and asked prices of the Corporation's Common Stock as reported by NASDAQ or on the electronic bulletin board, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Board in accordance with their discretion in making a bona fide, good faith determination of fair market value. Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                   (c) "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time (codified at Title 26 of the United States Code) (the "Internal Revenue Code"), and any successor legislation.

          3. Administration.

                   (a) The Plan shall be administered by the Board of Directors (the "Board") , but this Plan is intended to be a "formula plan" as that term is defined in Rule l6b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). It is intended, therefore, that Options granted hereunder qualify as exempt purchases under Rule 16b-3 of the 1934 Act.

                   (b) The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including (without limitation) the authority to: determine who qualifies for the receipt of Options; to determine the purchase price of the shares of Common Stock covered by each Option pursuant to the formula (the "Option Price"); to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan provided such actions are consistent with this Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Because this Plan is intended to be a formula plan, Options granted under the Plan need not be evidenced by duly adopted resolutions of the Board.

                   (d) The Board shall endeavor to administer the Plan and grant Options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the 1934 Act, although compliance with Section 16 is the obligation of the Recipient, not the Corporation. Neither the Board nor the Corporation assumes any responsibility for a Recipient's compliance with his obligations under Section 16 of the 1934 Act.

                   (e) No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

          4. Eligibility. Only directors of the Corporation who are not employees of the Corporation are eligible to receive Options granted pursuant hereto. A Recipient shall be eligible to receive more than one grant of an Option during the term of the Plan, on the terms and subject to the restrictions herein set forth.

          5. Stock Reserved.

                   (a) The stock subject to Options hereunder shall be shares of the Corporation's Common Stock, $.01 par value per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 200,000. The limitation established by the preceding sentences shall be subject to adjustment as provided in Section 6(g) hereof.

                   (b) If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full the shares of Common Stock allocable to the unexercised portion of such Option shall become available for subsequent grants of Options under the Plan, unless the Plan shall have been terminated.

          6. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Recipient, which agreement shall be substantially in the form of Exhibit "A' attached hereto as modified from time to time by the Board in its discretion, and which shall comply with and be subject to the following terms and conditions:

                   (a) Grant. Each Recipient who is a director and not an employee of the Corporation on the date of the Corporation's annual (or special in lieu of annual) meeting of stockholders (the "Date of Grant") shall be automatically granted an Option to acquire 10,000 shares of Common Stock exercisable at the Option Price described in paragraph 6(c), exercisable for ten years from the Date of Grant, subject to the other terms and conditions hereof.

                   (b) Vesting. Subject to earlier termination or acceleration as provided herein, each Option granted under this Plan is subject to the following vesting schedule: (i) 25% of the Option shall be exercisable on the Date of Grant; (ii) cumulatively an additional 25% of the Option shall become exercisable on the first anniversary of the Date of Grant; (ii) cumulatively an additional 25% of the Option shall become exercisable on the second anniversary of the Date of Grant; and (iii) cumulatively the remaining 25% of the Option shall become exercisable on the third anniversary of the Date of Grant.

                   (c) Option Price. Options granted under this Plan will have an Option Price equal to 100% of the Market Price on the Date of Grant. The Option Price shall be subject to adjustment as provided in Section 6(g) hereof.

                   (d) Method of Exercise and Medium and Time of Payment.

                            (i)  An Option may be  exercised,  as to any or
all whole shares of Common Stock as to which the Option has become exercisable.

                            (ii) Each exercise of an Option  granted  hereunder,
whether in whole or in part, shall be by written notice to the Secretary of the Corporation designating the number of shares as to which the Option is exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements reasonably required by the Corporation in order to fulfill its obligations under any applicable securities laws.

                            (iii) The  Option  Price  shall be paid in cash,  in
shares of Common Stock having a market value equal to such Option Price or in property or in a combination of cash, shares and property, and (subject to approval of the Board of Directors) may be effected in whole or in part (A) with monies received from the Corporation at the time of exercise as a compensatory cash payment, or (B) with monies borrowed from the Corporation pursuant to repayment terms and conditions as shall be determined from time to time by the Board, in its discretion, separately with respect to each exercise of Options and each Recipient; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law.

                            (iv) The Board of Directors  shall have the sole and
absolute discretion to determine whether or not property other than cash or Common Stock may be used to satisfy the Option Price and, if so, to determine the value of the property received.

                   (e) Termination. Except as provided in this Section 6(d) and in Section 6(e) hereof, an Option may not be exercised unless the Recipient is then a director of the Corporation, and unless the Recipient has remained continuously as a director of the Corporation since the Date of Grant of the Option.

                            (i)  If the  Recipient  ceases to be director of
the Corporation because the Recipient resigned or declined to stand for reelection as a director, all Options of such Recipient that are exercisable at the time of such cessation shall terminate three months after the date of such cessation.

                            (ii) If the Recipient ceases to be a director of the
Corporation because the Recipient is removed for cause, all Options granted to such Recipient but not thereto exercised shall terminate on the effective date of the Recipient's removal.

                            (iii) Nothing in the Plan or in any Option  granted
pursuant hereto shall confer upon an individual any right to continue as a director of the Corporation.

                   (f) Death, Disability or Retirement of Recipient. If a Recipient shall die while a director of the Corporation or if the Recipient's directorship shall terminate by reason of Disability, all Options theretofore granted to such Recipient (whether or not otherwise exercisable; unless earlier terminated in accordance with their terms), may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death or Disability of the Recipient.

                   (g) Transferability Restriction. (i) Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his legal representative.

                            (ii) Any  attempted   sale,   pledge,   assignment,
hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in termination of the Option.

                            (iii) (A) As a  condition  to the  transfer  of any
shares of Common Stock issued upon exercise of an Option
granted under this Plan, the Corporation may require an opinion of counsel, satisfactory, to the Corporation, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Board of Directors determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option, or disposing of any Common Stock, when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or the National Association of Securities Dealers, or any registration requirements under the Securities Act of 1933, the 1934 Act, or under any other state or federal law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) The Corporation will have no liability to any Recipient for refusing to deliver or transfer shares of Common Stock if such refusal is based upon the foregoing provisions of this Paragraph.

                   (h)      Effect of Certain Changes.

                            (i) If  there  is  any  change  in  the  number  of
outstanding shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                            (ii) In the event of the proposed  dissolution
or liquidation of the Corporation, in the event of anycorporate separation or division, including, but not limited to, split-up or spin--off, or in the event of a merger or consolidation of the Corporation with another corporation, the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof which would be receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such event; or the Board may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

                            (iii) Paragraph (ii) of this Section 6(g) shall not
apply to a merger or consolidation in which the
Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change which results in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares) , the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation) , property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

                            (iv) Notwithstanding  paragraph (ii) of this Section
6(g), in the event of any merger or consolidation in which the Corporation is not the surviving corporation or any sale or transferby the Corporation of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Corporation, all Options granted under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, including provisions providing for staggered vesting of options, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Sections 6(d) or 6(e), as applicable.

                            (v) In the event of a change in the Common  Stock of
the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                            (vi) To the extent  that the  foregoing  adjustments
relate to stock or securities of the corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                            (vi) Except as  expressly  provided in this  Section
6(g), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or split-up or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

                   (i)      Rights as Shareholder  -  Non-Distributive Intent.

                            (i) Neither a person to whom an Option is  granted,
nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares of Common Stock subject to such Option, until after the Option is exercised and the shares are issued to the person exercising such Option.
                            (ii) Upon exercise of an Option at a time when there
is no registration statement in effect under the Securities Act of 1933 relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof. A form of subscription agreement is attached hereto as Exhibit B.

                            (iii) No shares shall be issued upon the exercise of
an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agency having jurisdiction over the Corporation.

                            (iv) No  adjustment  shall  be made  for  dividends
(ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 6(g) hereof.

                   (j) Other Provisions. Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option, as the Board shall deem advisable.

          7. Agreement by Recipient Regarding Taxes.

                   (a) Each Recipient agrees that the Corporation, to the extent permitted or required by law, shall deduct a sufficient number of shares due to the Recipient upon exercise of the Option to allow the Corporation to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient. The Corporation shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Corporation will be so required to withhold.

                   (b) Each Option Recipient must acknowledge the possible availability of an election under Section 83(b) of the Code, or any successor provision.

          8. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

          9. Amendment and Termination of the Plan.

                   (a) (i) The Board at any time and from time to time may terminate, modify or amend the Plan;

                            (ii) provided,  however,  that any amendment that
would: (A) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or
(B) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act not included within the terms of the Plan prior to the amendment; (C) materially increase the benefits accruing under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (D) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation's securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in
Section 10 hereof;
                            (iii) provided  further  that any such  increase or
modification that may result from adjustments authorized by Section 6(g) hereof or which are required for compliance with the 1934 Act, the Internal Revenue
Code, the Employee  Retirement Income  Security Act of 1974, their   rules or
other laws or  judicial  order,  shall not  require  approval of shareholders.

                   (b) Except as provided in Section 6 hereof, no termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

          10. Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of shareholders in conformance with the vote required by the Corporation's charter documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation's Common Stock is listed and traded, each to the extent applicable. No Option granted prior to the approval of this Plan by the shareholders of the Corporation shall be effective until after such approval has been obtained.

          11. Assumption. The terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor corporation to the Corporation and shall continue to be governed, to the extent applicable, by the terms and conditions of this Plan. Such successor corporation shall not otherwise be obligated to assume this Plan.

          12. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation, or by any shareholder of the Corporation against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

          13. Adoption.

                   (a) This Plan was approved by the Board of Directors of the Corporation on January __, 1995.

                   (b) This Plan was approved by the shareholders of the Corporation at a meeting on February 22, 1995.

                                                         WILLIAMS CONTROLS, INC.
                                                               (the Corporation)



                                                       By /s/ Thomas W. Itin
                                                       -------------------------
                                                       Thomas W. Itin, President

                                                                     EXHIBIT "A"

STOCK OPTION AGREEMENT


          STOCK OPTION AGREEMENT made as of this ___ day of ______ , 199_ between WILLIAMS CONTROLS, INC., a Delaware corporation (the "Corporation") , and ______________ (the "Recipient")

          In accordance with its 1995 stock Option Plan for Non-Employee Directors (the "Plan") as adopted by the Board of Directors of the Corporation on ________ ___ , 1995, the Corporation desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire $.0l par value common stock (the "Common Stock") of the Corporation on favorable terms and thereby increase the Recipient's proprietary interest in the continued progress and success of the business of the Corporation.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Recipient agree as follows:

          1. Confirmation of Grant of Option. pursuant to the requirements of the Plan (but subject to shareholder approval of the Plan as required by Securities and Exchange Commission Rule l6b-3), and effective ___________ ___, 199_ (the "Date of Grant"), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a Non-Statutory Stock Option (the "Option") to purchase an aggregate of ______ shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Section 8 hereof.

          2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $_____ per share (the "Option Price") subject to adjustment as provided in Section 8 hereof.

          3. Exercise of Option. Except as otherwise provided in Section 6 of the Plan, the Option may be exercised in whole or part at any time during the term of the Option, provided, however, no option shall be exercisable after the expiration of the term thereof, and no Option shall be exercisable unless the holder shall at the time of exercise have been an employee or director of or a consultant to the Corporation or of any subsidiary of the Corporation for a period of at least three months.

          The Option may be exercised, as provided in this Paragraph 3, by notice and payment to the Corporation as provided in Paragraph 10 hereof and
Section 6(c) of the Plan.

          4. Term of Option. The term of the Option will be through __________ __, 199_ , subject to earlier termination or cancellation as provided in this Agreement. Except as otherwise provided in paragraph 7 hereof, the Option will not be exercisable unless the Recipient shall, at the time of exercise, be a director of the Corporation.

          The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

          5. Transferability Restriction. The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this paragraph S will not prejudice any rights or remedies which the Corporation may have under this Agreement or otherwise.

          6. Exercise Upon Termination. The Recipient's rights to exercise this Option upon cessation as a director of the Corporation shall be as set forth in
Section 6(d) of the Plan.

          7. Death or Disability of Recipient. The Recipient's rights to exercise this Option upon death or Disability shall be as set forth in Section 6(e) of the Plan.

          8. Adjustments. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 6(g) of the plan.

          9. No Registration Obligation. The Recipient understands that the Option is not registered under the Securities Act of 1933, as amended (the "Act") and that the Corporation has no obligation to register the shares of Common Stock subject thereto and issuable upon the exercise thereof under the Act. The Recipient represents that the Option is being acquired by him and that such shares of Common Stock will be acquired by him for investment and all certificates for the shares issued upon exercise of the Option will bear the following legend unless such shares are registered under the Act prior to their issuance.

                   The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act- The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Corporation.

          The Recipient further understands and agrees that the Option may only be exercised if, at the time of such exercise, the Recipient and the Corporation are able to establish the existence of an exemption from registration under the Act and applicable state laws, and both the Recipient and the Corporation agree to use their best efforts to attempt to establish such exemption.

          10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation shall be addressed to it at its office at 14100 SW 72nd Avenue, Portland, Oregon 97224, Attn: Corporate Secretary. All notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or Persons at the Recipient's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

          ii. Agreement by Recipient Regarding Taxes. The Recipient acknowledges the possible availability of an election under Section 83(b) of the Code and agrees to give the Corporation prompt written notice of any election made by such person under Section 82(b) of the Code, or any similar provision thereof.

          12. Section 16 Compliance. The Recipient acknowledges that it is solely responsible for filing all reports that may be required under Section 16 of the Securities Exchange Act of 1924, and that the filing of such reports is not the responsibility of the Corporation or the Committee, or any person thereof.

          13. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

          14. Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Recipient and all rights granted to the Corporation under this Agreement will be binding upon the Recipient's heirs, legal representatives and successors.

          15. Governmental and Other Regulations. The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

          16. Incorporation of the Plan. The Plan is attached hereto and incorporated herein by reference. In the event that any provision in this Agreement conflicts with a provision in the Plan, the Plan shall govern.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President or a Vice President and the Recipient has executed this Agreement all as of the date first above written.
                                                         WILLIAMS CONTROLS, INC.

                                                   By___________________________
                                                       Thomas W. Itin, President

          The undersigned Recipient understands the terms of this Option Agreement and the attached Plan and hereby agrees to comply therewith. Date ______________ ___, 199_
                                                 Recipient:_____________________
                                                 Tax ID Number: ________________
                                                 Address: ______________________










                                   EXHIBIT "B"

                                     FORM OF
                             SUBSCRIPTION AGREEMENT


          THE SECURITIES OF WILLIAMS CONTROLS, INC. BEING SUBSCRIBED FOR HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND ARE RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.

          IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT

BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THESE  SECURITIES ARE SUBJECT TO RESTRICTIONS ON  TRANSFERABILITY
AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          This Subscription Agreement is entered for the purpose of the Undersigned acquiring _______ shares of the $.0l par value common stock (the "securities") of WILLIAMS CONTROLS, INC., a Delaware corporation (the "Corporation") from the Corporation upon the exercise of an Option pursuant to the Williams Controls, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Plan"). It is understood that exercise of an Option at a time when no registration statement relating thereto is effective under the Securities Act of 1933, as amended (the "Securities Act") can not be completed until the Undersigned executes this Subscription Agreement and delivers it to the Corporation, and then such exercise is effective only in accordance with the terms of the Plan and this Subscription Agreement.

          In connection with the Undersigned's acquisition of the Securities, the Undersigned represents and warrants to the Corporation as follows:

          1. The Undersigned is a director of the Corporation and has access to financial and other information which he may deem relevant to make an investment decision regarding the acquisition of the Securities.

          2. The Securities are being acquired by the undersigned for his own account and not on behalf of any other person or entity. The Undersigned's present financial condition is such that it is unlikely that it would be necessary for the Undersigned to dispose of any portion of the Securities in the foreseeable future.

          3. The Undersigned understands that the Securities being acquired hereby have not been registered under the Securities Act or any state or foreign securities laws, and are and will continue to be restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act and applicable state statutes, and consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefor and acknowledges that the Corporation will cause its stock transfer records to note such restrictions.

          4. By the Undersigned's execution below, it is acknowledged and understood that the Corporation is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

          5. This   Agreement   binds  and   inures  to  the   benefit  of  the
representatives, successors and permitted assigns of the respective parties hereto.

                                            (Undersigned)
                                                       _______________ ___, 19__
                                            Recipient: _________________________
                                            Tax ID Number: ____________________
                                            Address: __________________________